Exhibit 99.1



Ridgefield Acquisition Corp. Announces Results of Special Meeting of
Shareholders
Wednesday June 21, 8:30 am ET

DANBURY, Conn.--(BUSINESS WIRE)--June 21, 2006--Ridgefield Acquisition Corp. (OTCBB: RDGA - News) - announced the results of its Special Meeting of Shareholders ("Special Meeting"), which was held on June 16, 2006. Only shareholders of record as of April 28, 2006 were entitled to vote at the Special Meeting.

The shareholders approved and adopted a Plan of Merger to merge the Company with and into Ridgefield Acquisition Corp., a newly formed Nevada corporation which is a wholly owned subsidiary of the Company, in order to effectuate the reincorporation of the Company as a Nevada corporation, and, among other things, increase the Company's authorized capital and change the Company's articles of incorporation and bylaws.


"The Company believes that the passing of the proposal by the shareholders of the Company will improve its ability to consummate a merger, acquisition or other business combination transaction that will increase shareholder value," stated Mr. Bronson.


Additionally, the shareholders re-elected all three of the sitting directors of the Company at the Special Meeting. Specifically, the shareholders elected Steven N. Bronson, Kenneth Schwartz and Leonard Hagan to serve on the Board of Directors of the Company until their successors shall have been duly elected and qualified.


Finally, the shareholders ratified and approved the Board of Directors' appointment of Carlin, Charron & Rosen LLP as the Company's independent auditors for fiscal year 2006.


As previously disclosed, in April 2006, the Board of Directors of the Company authorized the spin-off of 100% of the Company's wholly owned subsidiary Bio-Medical Automation, Inc. to the Company's shareholders as of April 28, 2006 on a pro rata basis (the "Spin-Off"). Each shareholder of the Company will receive one (1) share of Bio-Medical Automation, Inc. for each one (1) share of the Company owned by such shareholder as of April 28, 2006. The shares of Bio-Medical Automation, Inc. will be issued to the shareholders of the Company upon the effectiveness of the registration statement on Form 10-SB under the Exchange Act. The Company anticipates that the Spin-Off will be completed in the second half of 2006.


About Ridgefield Acquisition Corp.


Ridgefield Acquisition Corp., a Colorado corporation, whose securities are traded on the NASDAQ Over-the-Counter Bulletin Board, is primarily engaged in seeking to arrange for a merger, acquisition, business combination or other arrangement by and between the Company and a viable operating entity.


About Bio-Medical Automation, Inc.


Bio-Medical Automation, Inc. is a Nevada corporation and wholly owned subsidiary of Ridgefield Acquisition Corp. Since May 13, 2003, Bio-Medical Automation, Inc. has been the holder of a patent for an automated system and method for microdissection of samples such as chromosomes or other biological material, and in particular, relates to a robotic assisted microdissection system and method that significantly reduces the time and skill needed for cellular and sub-cellular dissections. The system and method covered by the patent attempts to provide reliability and ease of operation thereby making microdissection widely available to laboratories. While Bio-Medical Automation, Inc. has never derived any revenues from the micro-robotic device, Bio-Medical Automation, Inc. plans to attempt to exploit, license and/or sell the technology covered by the patent. There can be no assurances that Bio-Medical Automation, Inc. will be able to successfully market the technology covered by the patent or that Bio-Medical Automation, Inc. will ever derive any revenues from the patent or the technology covered by the patent.

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Statement as to Forward-Looking Statements


The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contain statements that are forward looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated transactions and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ form those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependency on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. We undertake no obligation to update information in this release.


Contact:
Ridgefield Acquisition Corp.
Steven N. Bronson, President, 203-791-3871